[Translator’s notes written in italics in square brackets]

____________________________________________________________________

PRELIMINARY CONDITIONAL SHARE SALE AGREEMENT

____________________________________________________________________

by and between

Polskie Linie Lotnicze LOT S.A.

and

Century Casinos Europe GmbH

[on each page a header stating]:                                      “Date: 21 September 2012

                                                                        Page [subsequent number] “of 18”

THIS AGREEMENT was made on 21 September 2012 in Warsaw,

BY AND BETWEEN:

Polskie Linie Lotnicze LOT S.A., with its registered office in Warsaw, at 39, 17 Stycznia Street, entered into the register of companies of the National Court Register, kept by the District Court for the capital city of Warsaw, 13th Commercial Division of the National Court Register, under KRS No. 0000056844, Tax Identification Number, NIP: 522-00-02-334, Business Statistical Number REGON: 010058960, with the share capital in the amount of PLN 447,673,700, fully paid in, represented by Zbigniew Mazur (Member of the Management Board) and Tomasz Balcerzak (Member of the Management Board),

HEREINAFTER THE “SELLER”

and

Century Casinos Europe GmbH with its registered office at Untere Viaduktgasse 2, A – 1030 Vienna, entered into the register kept by the Commercial Court in Vienna under number FN 30856 b, represented by Nikolaus Strohriegel (Member of the Management Board)

HEREINAFTER THE “PURCHASER”

HEREINAFTER REFERRED TO JOINTLY AS THE “PARTIES” AND INDIVIDUALLY AS THE “PARTY”

TABLE OF CONTENTS

[page numbering as in source document]:

1.	DEFINITIONS AND INTERPRETATION	4
2.	SHARE SALE AND CONDITIONS OF SALE	6
3.	CONDITIONS PRECEDENT TO ENTRY INTO FORCE AND ENTRY INTO THE FINAL AGREEMENT	6
4.	CLOSING DATE	7
5.	OBLIGATIONS OF THE PARTIES	8
6.	PARTIES’ REPRESENTATIONS AND LIABILITY	10
7.	CONFIDENTIALITY	15
8.	FINAL PROVISIONS	15

WHEREAS

A.     The Company conducts business activities in the area of organisation of games of chance and mutual bets;

B.     The Seller intends to sell the Shares and the Purchaser intends to purchase them;

C.     The Seller published the Invitation to Negotiations on the Sale of the Shares in Casinos Poland Sp. z o. o. in the “Rzeczpospolita” journal on 17 August 2012;

D.     On 24 August 2012 the Purchaser submitted preliminary offer in response to the above mentioned Invitation and offered the price for the Shares equal to PLN 21,500,000 with the assumptions specified in the offer;

E.     On the basis of the evaluation of preliminary offers received by the Seller, the Purchaser was qualified by the Seller to the next stage of the sale process;

F.     The Agreement is the outcome of the negotiations between the Parties, undertaken in good faith, in the form of public invitation to negotiations in order to agree the terms and conditions of the sale of the Shares by the Seller to the Purchaser;

THE PARTIES HAVE AGREED AS FOLLOWS:

1.     DEFINITIONS AND INTERPRETATION

1.1   The following terms written in capital letter will have the meaning given to them below:

Company Due Diligence	means due diligence examination of the Company documents that may be conducted by the Purchaser upon the consent of and subject to the terms and conditions specified by the Seller;
Price	means the price for the Shares determined by the Parties in compliance with Article 5.4.2 below;
Business Day	means any day except for Saturday, Sunday and statutory holidays in Poland;

Closing Date	means the date of entering into the Final Agreement;
Encumbrances

means any claim, pledge, option, reservation of the ownership  title, right of first refusal, right of pre-emption or any security interest, real or personal, enforcement proceedings, seizure, agreement, application or obligation to establish any of the above, regarding the Shares;

Binding Offer for the Share Purchase

means the Purchaser’s statement containing the intention to enter into the Final Agreement (specifying, among others, the final Price) in a form approved by the Parties by initialling its draft, made by the  Purchaser provided it is accepted by the Seller and signed by the Parties to the Final Agreement;

Purchaser’s Representations	means representations and warranties of the Purchaser, referred to in Article 6.2 below;
Seller’s Representations	means representations and warranties of the Seller, referred to in Article 6.1 below;
Parties’ Representations	means in aggregate the Purchaser’s Representations and the Seller’s Representations;
PLN	means Polish zloty, monetary unit being the national currency of the Republic of Poland;
Seller’s Account	means the Seller’s bank account No. 17 12406292 1111 0010 4269 7913 kept by Bank Pekao S.A.;
Company

means CASINOS POLAND sp. z o.o. with its registered office in Warsaw, at 3A Wolność Street, 01-018 Warsaw, entered into the register of companies of the National Court Register, kept by the District Court for the capital city of Warsaw, 12th Commercial Division of the National Court Register, under KRS No. 0000016809;

Affiliate	means a company belonging to the same capital group within the meaning of Article 3 Clause 1 Point 44 of the Act on Accounting, while the controlling (dominant) entity is Century Casinos, Inc.

Parties	means jointly the Seller and the Purchaser;
Shares

means 100 non-preferential shares in the Company with the nominal value of PLN 17,000 and the aggregate nominal value of PLN 1,700,000, constituting 33% of the share capital of the Company and giving the right to exercise 33% of votes at the General Meeting of the Shareholders of the Company;

Agreement	means this preliminary conditional share sale agreement regarding the Shares;
Final Agreement	means the share sale agreement for the Shares that the Parties will be obligated to enter into in case the conditions precedent specified in Article 3.2.1 below are fulfilled;
Remaining Shareholders

means: (i) Przedsiębiorstwo Państwowe “Porty Lotnicze” with its registered office in Warsaw at 1, Żwirki i Wigury Street, 00-906 Warsaw, entered into the register of companies of the National Court Register under KRS number 0000008194, and (ii) Century Casinos Poland Sp. z o.o. with its registered office in Warsaw at 3A Wolności Street, 01-018, entered into the register of companies of the National Court Register under KRS number 0000090606.

1.2   Appendixes to the Agreement constitute its integral part.

1.3   All references contained herein to points are references to the points in this Agreement.

1.4   Table of contents and headings were inserted only for ease of reference and do not affect the interpretation of the Agreement.

2.     SHARE SALE AND CONDITIONS OF SALE

2.1   Obligation to sell the Shares

2.1.1 In compliance with Article 389 of the Civil Code, the Parties undertake to enter, subject to the occurrence of the events, referred to in Article 3.2.1 below, into the Final Agreement on the basis of which the Seller will sell and the Purchaser will purchase the Shares for the Price.

2.1.2 The Agreement will expire if any of the events, referred to in Article 3.2.1 below, does not take place until 28 February 2013. In the event the Agreement expires, the Parties will not bear any liability resulting from or related with the Agreement, except for liability for the breach of the Agreement if the breach occurred prior to its expiration.

2.2   Additional Conditions of the Share sale

         In accordance with Article 589 of the Civil Code, the title to the Shares will be transferred to the Purchaser at the time when the Price is paid in full. The Price payment date will be deemed by the Parties to be the date on which the Seller’s Account is credited with the full amount of the Price.

3.     CONDITIONS PRECEDENT TO ENTRY INTO FORCE AND ENTRY INTO THE FINAL AGREEMENT

3.1   Entry into Force

         The Agreement will enter into force on the date when it is signed by both Parties.

3.2   The Conditions of the Entry into the Final Agreement

3.2.1 The obligation of the Parties to enter into the Final Agreement will arise on the date when the last of the following events occurs (conditions precedent):

(i)   the Purchaser receives the approval of the appropriate competition authority for the acquisition of the Shares or the occurrence of any other event (in particular, lapse of time or issuance of the decision), on the basis of the applicable regulations, equivalent to the granting of such approval or stating that there is no obligation to receive the approval;

(ii)  the Purchaser submits the Binding Offer for the Share Purchase;

(iii)  the Seller accepts the Binding Offer for the Share Purchase;

(iv) the Seller’s Supervisory Board adopts a resolution approving the Price;

(v)  the Remaining Shareholders grant their approval for the Share sale by the Seller to the Purchaser and waive or fail to exercise their right of pre-emption regarding the Shares (§4 Clause 1 and 2 of the Articles of Association);

(vi)  Minister relevant for public finance grants his approval for the acquisition of the Shares by the Purchaser pursuant to this Agreement;

(vii) the General Meeting of the Shareholders of the Company adopts a resolution dismissing the members of the Management Board and the

Supervisory Board nominated by the Seller and appointing the members of the Management Board and the Supervisory Board nominated by the Purchaser and awarding them the same remuneration as was applicable to the dismissed members of the Management Board and the Supervisory Board; and the above resolution will come into force  provided that (i) the required approvals of the Minister relevant for public finance for the above actions are received, and (ii) the Shares are transferred from the Seller to the Purchaser.

3.2.2 The Party will notify the other Party about the occurrence of each of the events, referred to in Article 3.2.1 above, within 3 (three) Business Days from the date of becoming aware of its occurrence unless the other Party has already received the information about the occurrence of that event. Within the same time-limit, the Seller will notify the Purchaser about the fulfilment of all the conditions, referred to in Article 3.2.1 above.

4.     CLOSING DATE

4.1   Date and Place

         Date of the entry into the Final Agreement will be agreed by the Parties after the occurrence of all the events, referred to in Article 3.2.1 above, and if the Parties fail to agree this date, the Final Agreement will be signed on the 8th (eight) Business Day after the occurrence of the last of such events, at 11:00 a.m. at the Seller’s registered office.

4.2   Closing

4.2.1  On the Closing Date the following actions will be taken in the following order:

(a)   the Purchaser will present to the Seller the evidence of the fulfilment of the conditions, referred to in Article 3.2.1 (i) and (vi) above;

(b)   the Seller will present the evidence of the fulfilment of the conditions, referred to in Article 3.2.1 (iv) and (v) above;

(c)   the Parties will sign the Final Agreement;

(d)   the Purchaser will present the transfer order for the Price to be transferred to the Seller’s account and will immediately present to the Seller the evidence of submitting such order;

(e)   immediately after crediting the Seller’s Account with the Price, however, not later than on the next Business Day, the Seller will confirm in writing that the Price has been properly paid in compliance with point (d) above;

(f)   if, notwithstanding the crediting of the Seller’s Account with the Price, the Seller fails to deliver written confirmation, referred to in (e) above, to the Purchaser within 3 (three) Business Days from submitting the transfer order for the Price by the Purchaser, the Purchaser will be entitled to rescind the Final Agreement, for that purpose the Purchaser will submit a written statement about rescission to the Seller, not later than within 15 (fifteen) Business Days counting from the date of the Final Agreement;

(g)   the Parties will sign a letter addressed to the Company, notifying the Company about the transfer of the title to the Shames to the Purchaser and containing an application for the entry into the Company Share Register regarding the Share transfer in favour of the Purchaser.

5.     OBLIGATIONS OF THE PARTIES

5.1   Mutual Obligations of the Parties

5.1.1 The Parties mutually undertake, from the date when the Agreement comes into force until its expiration or entry into the Final Agreement, to immediately provide each other with any information about the circumstances known to each other that may have material adverse effect on the Company.

5.1.2 The Purchaser and the Seller undertake to take all actions in order to cause the fulfilment of the condition, referred to in Article 3.2.1 (v) above.

5.2   Seller’s Obligations

5.2.1 The Seller undertakes to apply for the approval for the Share transfer and the waiver of the pre-emption right by the Remaining Shareholders in compliance with Article 3.2.1 (v) within 3 (three) Business Days from initialling the final draft of the Final Agreement by the Parties.

5.2.2 The Seller undertakes to take all actions so that the required corporate approvals of the Seller, referred to in Article 3.2.1 above, are granted within reasonable time.

5.2.3 The Seller undertakes that from the effective date of the Agreement until its expiration or entry into the Final Agreement, the Purchaser will have exclusivity for the negotiations of the Share sale and, in particular, no data and documents of the Company will be made available to the third parties in connection with the sale.

5.3   Purchaser’s Obligations

5.3.1 The Purchaser  will notify the President of the Office of Competition and Consumer Protection about the intention to acquire the Shares within 10 (ten) Business Days from the date of the Agreement and the receipt of all the information from the Seller regarding the Seller, necessary to draft the notification and, upon the President’s request, will immediately supplement such notification. The Seller will co-operate in good faith with the Purchaser to that extent and will ensure such co-operation on the part of the Company.

5.3.2 The Purchaser undertakes to vote at the General Meeting of Shareholders of the Company for approving the actions carried out by the members of the Management Board and the Supervisory Board of the Company, performing the function until the date of the Final Agreement and nominated by the Seller, i.e. Zbigniew Macioszek (member of the Management Board) and Jacek Michalak (member of the Supervisory Board), in the fulfilment of their duties in 2012.

5.3.3 The Purchaser will cause the Company to notify the Minister relevant for public finance about the intention to acquire Shares within 3 (three) Business Days from the date of the Agreement and the receipt of all the information from the Seller regarding the Seller, necessary to draft the notification and, upon the Minister’s request, to immediately supplement such notification, if necessary. The Seller will co-operate in good faith with the Purchaser in order to fulfil the condition, referred to in Article 3.2.1(vi) above.

5.4   Due Diligence and Binding Offer for the Share Purchase

5.4.1 Within 3 (three) Business Days from the date of the Agreement, the Seller will issue its written consent for the Company Due Diligence to be performed by the Purchaser. The Company Due Diligence will last 3 (three) Business Days, counting from the date when the Seller’s consent, referred to in the preceding sentence, is delivered to the Purchaser and will be performed upon the terms and conditions and in compliance with the schedule delivered together with the

Seller’s consent, referred to in the preceding sentence, for which the Purchaser agrees.

5.4.2 Within 10 (ten) Business Days from the end date of the Company Due Diligence, the Parties will conduct negotiations in order to agree the wording of the Final Agreement, including the final amount of the Price. After the end of the negotiations the representatives of the Parties will approve in writing the final draft of the Final Agreement by initialling it.

5.4.3 Within 3 (three) Business Days from the approval of the final Draft of the Final Agreement in compliance with Article 5.4.2 above, the Purchaser will submit the Binding Offer for the Share Purchase to the Seller in writing with signatures certified by the notary with the enclosed draft of the  Final Agreement.

5.4.4 Within 3 (three) Business Days from the date when the Binding Offer for the Share Purchase is delivered to the Seller, the Seller will accept it in writing with signatures certified by the notary or will notify the Purchaser about the rejection of the Binding Offer for the Share Purchase.

6.     PARTIES’ REPRESENTATIONS AND LIABILITY

6.1   Seller’s Representations

         The Seller represents to the Purchaser that as at the date of the Agreement the following Seller’s Representations are true, complete and not misleading.

(a)   The Seller is the sole owner of the Shares. The Shares constitute 33% of the share capital of the Company. The Shares have been paid in full.

(b)   The Shares are not the subject of any pending enforcement proceedings, seizure or forfeiture or any redemption procedure.

(c)   The Shares are free of any Encumbrances, third party rights or claims.

(d)   There are no grounds for declaring ineffectiveness, termination or invalidation in any other way the consequences of legal transactions based on which the Seller subscribed for the Shares.

(e)   The Company has not issued any documents (registered, bearer or to order) for the Shares or the rights to the profit in the Company (including bonds) and no additional payments have been decided that would not have been paid to the Company.

(f)   Subject to the obligation to obtain the resolutions of the Sellers’ governing bodies, referred to in Article 3.2.1 above, the Seller is authorised and empowered to enter into and perform the Agreement and the entry into and performance of the Agreement does not breach (i) any provision of law applicable to the Seller on the date of the Agreement, (ii) the provisions of any agreement binding on the Seller, (iii) any decision of the court or administrative authority regarding the Seller or the Company, (iv) and is not made to the detriment of any of the Seller’s creditors;

(g)   There are no grounds for the Company liability in connection with the failure to pay personal income tax and social insurance contributions (ZUS) on the tips received by the Company employees employed at the casinos by the Company, and also there are no grounds for any liability for the payment of any arrears, penalties, fines or other charges to the extent such liability would arise from the events that occurred prior to the date of the Final Agreement.

6.2   Purchaser’s Representations

         The Purchaser represents to the Seller that as at the date of the Agreement the following representations are true, complete and not misleading.

(a)   The Purchaser is duly established as an entity and operating in compliance with the Austrian law;

(b)   The Purchaser obtained all the necessary rights and authorisations to conduct its operations as currently conducted;

(c)   The Purchaser has sufficient funds to perform the obligations arising from the Agreement;

(d)   The Purchaser is not insolvent;

(e)   No bankruptcy, reorganisation or liquidation proceedings have been instituted against the Purchaser;

(f)   The Purchaser does not have any claims against the Seller to which it could refer to prior to the entry into the Agreement;

(g)   The Purchaser is authorised and empowered to enter into and perform the Agreement and the entry into and performance of the Agreement does not breach (i) any provision of law applicable to the Purchaser on the date of the Agreement, (ii) the provisions of any agreement binding on the Purchaser, (iii) any decision of the court or administrative authority regarding the Purchaser, (iv) and is not made to the detriment of any of the Purchaser’s creditors.

6.3   Parties’ Representations

         The Parties’ Representations are valid on the date of the Agreement and will remain valid on the date when the title to the Shares is transferred to the Purchaser subject to changes that (i) arise from the performance of the Agreement or (ii) are made upon the consent of the other Party.

6.4   Liability of the Parties

6.4.1 The Parties are liable for untrue Parties’ Representations regardless of the lack of fault.

6.4.2 The provisions of Article 556 and the following of the Civil Code apply to this Agreement.

6.4.3 The Seller’s liability under the Agreement may be pursued only upon the conditions specified herein in Article 6.4 and Article 6.5 and Article 6.6 below.

6.5   Price Adjustment

6.5.1 If the Seller’s Representations, contained in Article 6.1(g) above, are found to be not true, the Purchaser will be entitled to demand the reduction of the Price by 1/3 (one third) of the amount that was paid by the Company to the relevant governmental authorities in compliance with the final and valid decision of the relevant authorities or the final judgment of the court confirming the existence of the liability, referred to in Article 6.1 (g) above, contrary to the Seller’s Representations contained therein and the Price will be reduced only if the final decision or court judgment, referred to above, is issued after the date of this Agreement and to the extent such final and valid decision or court judgment refers to the situations that took place prior to the entry into the Final Agreement. The right to demand the Price reduction in compliance with this Article 6.5 will expire if the Purchaser fails to notify the Seller in writing about the claim for the Price reduction within 6 (six) years and 3 (three) months from the date of the Final Agreement. The claim for the Price reduction in compliance with this Article 6.5 will be also valid if the Purchaser was aware about the situation that constituted the grounds of the Company’s liability, referred to in Article 6.1 (g) above.

6.5.2 The Parties agree that:

(a)   the Seller will not be liable for the breach of the Agreement, including the Seller’s Representations, if the aggregate amount of the pursued claims does not exceed PLN 100,000 (one hundred thousand zlotys);

(b)   maximum aggregate liability of the Seller for the breach of the Agreement, including the Seller’s Representations, will not exceed: (i) 50% of the Price subject to point (ii) below; and (ii) 100% of the Price for the breach of the Seller’s Representations set out in Article 6.1(a) – (f) above; and in case of the coincidence of the claims, referred to in point (i), and the claims, referred to in point (ii), maximum aggregate liability of the Seller in connection with such claims does not exceed 100% of the Price provided that the liability for the claims, referred to in point (i), does not exceed 50% of the Price.

6.6   Pursuing claims for the breach of the Seller’s Representation

6.6.1 If the Purchaser’s claim in connection with the breach of the Seller’s Representations occurs in the result of or in connection with the third party claim or the claim of governmental administration (“Third Party Claim”), the Seller will be liable towards the Purchaser if the procedure described in Article 6.6.2 – 6.6.6 below is complied with.

6.6.2 The Purchaser in the notification about the Third Party Claim addressed to the Seller will describe the circumstances pointing to the existence of the Third Party Claim and the value of such claim and will enclose documentation in its possession as well as it will present its position regarding the matter (“Notification About Breach”). If the Third Party Claim comes down to the delivery of the statement of claim, court judgment, administrative decision or other pleading (or a letter coming from a court or administrative body) to the Company from which a time-limit for taking actions regarding a given matter arose, then the Notification About Breach should be sent within the time that is not longer than half of the time-limit foreseen by the applicable regulations or by the above mentioned document for taking legal or procedural steps in order to defend the rights of the Company, the Purchaser or the Seller, as appropriate, unless it is not possible to send the Notification About Breach within the above time due to reasons for which the Purchaser is not responsible. The Purchaser will not be under the obligation to send the Notification About Breach during the entire period after the date of the Agreement when at least one individual nominated by the Seller is a member of the Company Management Board. If the Third Party Claim arises during such period it will be deemed that the Seller has been properly notified in compliance with the provisions of this Article 6.6.2 provided that the member of the Management Board nominated by the Seller receives information about the Third Party Claim.

6.6.3 If the Seller notifies the Purchaser in writing about its intention to engage in defence with respect to the Third Party Claim within 14 (fourteen) days from the receipt of the Notification About Breach, the Seller will be entitled to engage in defence at its own expense in connection with such Third Party Claim at its own discretion. The Purchaser, at the Seller’s request, will immediately (not later than within 5 Business Days from the receipt of the demand) will cause the revocation of the power of attorney granted by a given principal and the granting of the new power of attorney to a different person nominated by the Seller.

6.6.4 The Purchaser undertakes to co-operate with the Seller and attorneys nominated by it and to provide them with any documentation and information necessary for the defence in connection with the Third Party Claim and to ensure such co-operation from the Company. The Seller will inform the Purchaser on regular basis about any actions taken by attorneys as part of the defence in connection with the Third Party Claim.

6.6.5 In connection with the Third Party Claim, the Purchaser and the Company will not be entitled to amicably resolve the Third Party Claim (including the recognition of the Third Party Claim) without prior written consent of the Seller. If a proposal for amicable resolution of the Third Party Claim is made, the Purchaser  will immediately provide the Seller with written notification about the proposals concerning amicable resolution of the matter that it receives from the third party and the Seller, within 10 (ten) Business Days from the receipt of such notification, will notify the Purchaser in writing whether it agrees for the amicable resolution of the matter upon the proposed terms and conditions.

6.6.6 If the Seller delivers to the Purchaser a written confirmation of the intention to engage in defence in connection with the Third Party Claim and undertakes such defence, the Purchaser will not be entitled to raise a claim against the Seller that arises in the consequence of the Third Party Claim until the court, arbitration or administrative proceedings pending in connection with the Third Party Claim are completed. The completion of the court, arbitration or administrative proceedings is understood by the Parties as the issuance of the final and valid decision by the relevant court or administrative body with respect to the Third Party Claim or final and valid discontinuation of the proceedings, in particular in the result of the settlement or recognition of the claim.

6.6.7 The Parties confirm that the procedure, referred to above in Article 6.6.2 – 6.6.6, should be interpreted as follows:

(a)   the Purchaser is under the obligation to influence the actions of the Company only to the extent permitted by appropriate regulations, taking into account the number of the shares held in the Company and the right to nominate the members of the Management Board at a given time (with the assumption that the Purchaser will not be able to discharge itself from the performance of a specific action referring to the refusal to take a given action by the member of the Company Management Board appointed based on the Purchaser’s nomination) provided that in the event the Shares are sold to any third party, not excluding the Affiliates, the Purchaser will ensure and guarantee within the meaning of Article 391 of the Civil Code that the new owner of the Shares will comply with the procedure set out in Article 6.6.2 – 6.6.6;

(b)   the Purchaser will not object to any lawful actions of the Seller aimed at engaging in the defence against the Third Party Claim, in particular by joining in the proceedings as the intervening party, and that any actions of the Purchaser taken in compliance with this Article 6.6.7, even if failed to achieve the results foreseen in Article 6.6.2 – 6.6.6 above, will result in the conclusion that the Purchaser has complied with the procedure set out in Article 6.6.2 – 6.6.6 above in compliance with Article 6.6.1.

7.     CONFIDENTIALITY

         The Parties undertake not to disclose to any third parties the wording of the Agreement and any information received from the other Party in connection with the Agreement without prior written consent of the other Party. Notwithstanding the above, it will be deemed that no provision of the Agreement prohibits the disclosure of information if this is consistent with the obligations imposed on public companies or if it is required by any governmental, administrative or court authorities or in connection with any legal proceedings conducted between the Parties. Moreover, the prohibition to disclose information does not apply to information provided to professional advisors of the Parties or information that was made public or is publicly known without the breach of the Agreement.

8.     FINAL PROVISIONS

8.1   Tax on Civil Law Transactions and Other Expenses

         Tax on civil law transactions will be paid by the Purchaser. Other than this, each Party will cover its own expenses and costs arising in connection with the entry into and performance of the Agreement.

8.2   Notices

         Any notices and other communications related with the Agreement will be made in writing under the pain of invalidity and will be delivered to the other Party by registered letter with acknowledgement of receipt, by facsimile, courier mail, electronic mail (e-mail) or by registered letter to the following addresses:

Seller:
PLL LOT S.A.	ul. 17 Stycznia 43, 00-906 Warsaw
Fax: (22) 846-09-09
Attn.:	Ms Agnieszka Sobków

Purchaser:
Century Casinos Europe	ul. Untere Viaduktgasse 2, 1030 Vienna,
GmbH	Austria
Fax: +43 1 533 63 63
Attn.:	Mr Peter Hoetzinger, Mr Nikolaus Strohriegel

         or to a different address indicated in writing by the other Party as its address for communications. If the Party fails to notify the other Party about the change of the address, the communications sent to the last known address of the Party will be deemed properly served and for communications sent by electronic mail (e-mail) it will be deemed properly served only if the sender of the e-mail does not receive immediately a return message that it is not possible to deliver the message to the servers participating in the message delivery process and provided that the same communication is sent to the Party by registered letter upon acknowledgement of receipt, by facsimile or courier mail at the latest on the next Business Day.

8.3   Entire Agreement

8.3.1 The Agreement supersedes all mutual agreements between the Parties, notwithstanding their form, regarding the subject hereof.

8.3.2 If any provision of the Agreement becomes invalid or unenforceable, it will not affect the remaining provisions that will remain valid and enforceable as if the defective provision did not constitute a part of the Agreement. In this case, the Parties will negotiate in good faith in order to agree the wording of effective provision that will replace the defective provision.

8.4   Assignment

         The Parties agree that prior to the Closing Date the Purchaser will be entitled to assign all rights and obligations hereunder to the Affiliate and the Seller agrees for that hereby provided that the entity to which the rights and obligations hereunder are assigned continues to be the Affiliate until the payment of the Price in compliance with Article 2.2 above.

8.5   Governing Law

         The Agreement will be governed by and construed in accordance with Polish law.

8.6   Arbitration

         Any disputes hereunder that cannot be amicably resolved by the Parties within 30 days from the date on which one of the Party notifies the other Party about the dispute will be resolved by the Court of Arbitration at the Polish Chamber of Commerce in Warsaw (KIG) in compliance with the Rules of that Court in effect on the date of filing the statement of claim. The arbitration proceedings will be conducted in Polish. The award of the Arbitration Court will be final and binding on the Parties after its enforceability is confirmed by the common court of law in compliance with the Civil Procedure Code. The costs of arbitration proceedings will be covered by the losing Party unless the Court of Arbitration decides otherwise.

8.7   Amendment

         Any amendments hereto will be made in writing with signatures certified by the notary.

8.8. Counterparts and Language

         The Agreement was made in two counterparts in Polish, one for each Party.

On behalf of the Seller:

signature: /-/ [illegible signature]                        signature: /-/ [illegible signature]

name: Zbigniew Mazur                                    name: Tomasz Balcerzak

On behalf of the Purchaser:

signature: /-/ [illegible signature]

name: Nikolaus Strohriegel

[on a separate page]:

            I, Tadeusz Sojka, notary, with his Notarial Office in Warsaw at 39A, Domaniewska Street, who came to the building at 39, 17 stycznia Street in Warsaw – certify that the above signatures on the attached agreement were subscribed in my presence with their own hands by:

1. Zbigniew Mazur, the son of Władysław and Marianna, domiciled: 02-761 Warsaw, 15 Mesyńska Street, holder of personal identity card: ACC No. 794581, valid until 17 March 2013, with his personal number in the Common Electronic System of Population Register 66040513537.

2. Tomasz Daniel Balcerzak, the son of Józef and Małgorzata, domiciled: 98-210 Kuśnie 5, holder of personal identity card: ACC No. 462501, valid until 13 March 2013, with his personal number in the Common Electronic System of Population Register 75071508014.

3. Nikolaus Strohriegel, according to his statement domiciled at: Kalvarienberggasse13, 1170 Vienna, Austria, holder of Austrian personal identity card No. 10278603, valid until 10 April 2017, citizen of Austria.

The following fees were charged:

•	notarial fee based on § 13 and 17 of the Ordinance of the Minister of Justice dated 28 June 2004 on Maximum Rates of Notarial Fee (Journal of Laws No. 148 item 1564 as amended): PLN 110;-
•	tax on goods and services VAT (23%) pursuant to Article 41 of the Act on Tax on Goods and Services dated 11 March 2004 (Journal of Laws No. 54, item 535, as amended): PLN 25.30,-

Notary’s register “Repertorium” A number  [handwritten]: “12724”/2012

Warsaw, dated 21 September 2012.

[below, on the left-hand side a rubber stamp]: “NOTARIAL OFFICE; Tadeusz Sojka – Notary; Roman Tokarczyk – notary; Civil Law Partnership. 39A Domaniewska Street, 02-672 Warsaw; Tel.: (22) 208-22-51, Fax: (22) 208-22-52; Tax Identification Number, NIP: 521-363-13-36; Business Statistical Number, REGON 146126200”

[next to it on the right-hand side a round seal with Polish national emblem inside and inscription around it]: “TADEUSZ SOJKA; NOTARY IN WARSAW”

[next to it on the right-hand a side rubber stamp]: “NOTARY; Tadeusz Sojka” /-/ [illegible signature]

[document bound together with a string, on the page bindings as well as overleaf the last page the above described round seal of the notary with Polish national emblem inside with initials]

[Translator’s notes written in italics in square brackets]

____________________________________________________________________

ANNEX 1

TO

PRELIMINARY CONDITIONAL SHARE SALE AGREEMENT

DATED 21 SEPTEMBER 2012

____________________________________________________________________

by and between

Polskie Linie Lotnicze LOT S.A.

and

Century Casinos Europe GmbH

[on each page a header stating]:                          “Page [subsequent number] “of 3”

THIS ANNEX was made by and between:

Polskie Linie Lotnicze LOT S.A., with its registered office in Warsaw, at 39, 17 Stycznia Street, entered into the register of companies of the National Court Register, kept by the District Court for the capital city of Warsaw, 13th Commercial Division of the National Court Register, under KRS No. 0000056844, Tax Identification Number, NIP: 522-00-02-334, Business Statistical Number REGON: 010058960, with the share capital in the amount of PLN 447,673,700, fully paid in, represented by Zbigniew Mazur - Member of the Management Board and Tomasz Balcerzak - Member of the Management Board,

HEREINAFTER THE “SELLER”

and

Century Casinos Europe GmbH with its registered office at Untere Viaduktgasse 2, A – 1030 Vienna, entered into the register kept by the Commercial Court in Vienna under number FN 30856 b, represented by Nikolaus Strohriegel (Member of the Management Board)

HEREINAFTER THE “PURCHASER”

ON THE OTHER HAND

HEREINAFTER REFERRED TO JOINTLY AS THE “PARTIES” AND INDIVIDUALLY AS THE “PARTY”

WHEREAS

A.

on 21 September 2012 the Seller and the Purchaser entered into the Preliminary Conditional Sale Agreement for the sale of 100 non-preferential shares in CASINOS POLAND sp. z o. o., with its registered office in Warsaw, at 3A Wolność Street, 01-018 Warsaw, entered into the register of companies of the National Court Register, kept by the District Court for the capital city of Warsaw, 12th Commercial Division of the National Court Register, under KRS No. 0000016809 (the “Agreement”);

B.	The Parties intend to amend the Agreement;

THE PARTIES HAVE AGREED AS FOLLOWS:

1.     AMENDMENTS TO THE AGREEMENT

         The Parties agree that Article 5.4.4 of the Agreement will have the following wording:

“5.4.4           Within 10 (ten) Business Days from the date when the Binding Offer for the Share Purchase is delivered to the Seller, the Seller will accept it in writing with signatures certified by the notary or will notify the Purchaser about the rejection of the Binding Offer for the Share Purchase.”

2.     GENERAL

2.1   Terms not defined in this Annex will have the meaning given to them in the Agreement.

2.2   Annex comes into force on the date when it is signed by both Parties.

2.3   This Annex was made in two counterparts, in Polish, one for each Party.

On behalf of the Seller:

signature: /-/ [illegible signature]                        signature: /-/ [illegible signature]

name: Zbigniew Mazur                                    name: Tomasz Balcerzak

On behalf of the Purchaser:

signature: /-/ [illegible signature]

name: Nikolaus Strohriegel

[on a separate page]:

            I, Tadeusz Sojka, notary, with his Notarial Office in Warsaw at 39A Domaniewska Street, who came to the building at 39, 17 stycznia Street in Warsaw – certify that the above signatures on the attached annex to the agreement were subscribed in my presence with their own hands by:

1. Zbigniew Mazur, the son of Władysław and Marianna, domiciled: 02-761 Warsaw, 15 Mesyńska Street, holder of personal identity card: ACC No. 794581, valid until 17 March 2013, with his personal number in the Common Electronic System of Population Register 66040513537.

2. Tomasz Daniel Balcerzak, the son of Józef and Małgorzata, domiciled: 98-210 Kuśnie 5, holder of personal identity card: ACC No. 462501, valid until 13 March 2013, with his personal number in the Common Electronic System of Population Register 75071508014.

3. Nikolaus Strohriegel, according to his statement domiciled at: Kalvarienberggasse13, 1170 Vienna, Austria, holder of Austrian personal identity card No. 10278603, valid until 10 April 2017, citizen of Austria.

The following fees were charged:

•	notarial fee based on § 13 and 17 of the Ordinance of the Minister of Justice dated 28 June 2004 on Maximum Rates of Notarial Fee (Journal of Laws No. 148 item 1564 as amended): PLN 110;-
•	tax on goods and services VAT (23%) pursuant to Article 41 of the Act on Tax on Goods and Services dated 11 March 2004 (Journal of Laws No. 54, item 535, as amended): PLN 25.30,-

Notary’s register “Repertorium” A number  [handwritten]: “13667”/2012

Warsaw, dated 1 October 2012.

[below, on the left-hand side a rubber stamp]: “NOTARIAL OFFICE; Tadeusz Sojka – Notary; Roman Tokarczyk – notary; Civil Law Partnership. 39A Domaniewska Street, 02-672 Warsaw; Tel.: (22) 208-22-51, Fax: (22) 208-22-52; Tax Identification Number, NIP: 521-363-13-36; Business Statistical Number, REGON 146126200”

[next to it on the right-hand side a round seal with Polish national emblem inside and inscription around it]: “TADEUSZ SOJKA; NOTARY IN WARSAW”

[next to it on the right-hand a side rubber stamp]: “NOTARY; Tadeusz Sojka” /-/ [illegible signature]

[document bound together with a string, on the page bindings as well as overleaf the last page the above described round seal of the notary with Polish national emblem inside with initials]

[Translator’s notes written in italics in square brackets]

____________________________________________________________________

ANNEX 2

TO

PRELIMINARY CONDITIONAL SHARE SALE AGREEMENT

DATED 21 SEPTEMBER 2012

____________________________________________________________________

by and between

Polskie Linie Lotnicze LOT S.A.

and

Century Casinos Europe GmbH

[on each page a header stating]:                          “Page [subsequent number] “of 4”

THIS ANNEX No. 2 (the “Annex”) was made on 27 February 2013 by and between:

Polskie Linie Lotnicze LOT S.A., with its registered office in Warsaw, at 39, 17 Stycznia Street, entered into the register of companies of the National Court Register, kept by the District Court for the capital city of Warsaw, 13th Commercial Division of the National Court Register, under KRS No. 0000056844, Tax Identification Number, NIP: 522-00-02-334, Business Statistical Number REGON: 010058960, with the share capital in the amount of PLN 447,673,700, fully paid in, represented by Mr Sebastian Mikosz – President of the Management Board and Mr Zbigniew Mazur - Member of the Management Board,

HEREINAFTER THE “SELLER”

and

Century Casinos Europe GmbH with its registered office at Untere Viaduktgasse 2, A – 1030 Vienna, entered into the register kept by the Commercial Court in Vienna under number FN 30856 b, represented by Magdalena Kasiarz, attorney-in- fact,

HEREINAFTER THE “PURCHASER”

ON THE OTHER HAND

HEREINAFTER REFERRED TO JOINTLY AS THE “PARTIES” AND INDIVIDUALLY AS THE “PARTY”

WHEREAS

C.

on 21 September 2012 the Seller and the Purchaser entered into the Preliminary Conditional Sale Agreement for the sale of 100 non-preferential shares in CASINOS POLAND sp. z o. o., with its registered office in Warsaw, at 3A Wolność Street, 01-018 Warsaw, entered into the register of companies of the National Court Register, kept by the District Court for the capital city of Warsaw, 12th Commercial Division of the National Court Register, under KRS No. 0000016809, with the  nominal value of PLN 17,000 each and aggregate nominal value of PLN 1,700,000, constituting 33% of the share capital of the Company and giving the right to exercise 33% of the votes at the General Meeting of Shareholders of the Company (the “Shares”), then amended by Annex No. 1 dated 1 October 2012 (the “Agreement”), pursuant to which the Seller undertook to sell the Shares and the Purchaser undertook to purchase the Shares, subject to the occurrence of the events (conditions precedent), referred to in Article 3.2.1 of the Agreement;

D.	The Parties intend to amend the Agreement;

THE PARTIES HAVE AGREED AS FOLLOWS:

1.     AMENDMENTS TO THE AGREEMENT

         The Parties agree that Article 2.1.2 of the Agreement will have the following new wording:

“2.1.2          The Agreement will expire if any of the events, referred to in Article 3.2.1 below, does not take place until 31 August 2013. In the event the Agreement expires, the Parties will not bear any liability resulting from or related with the Agreement, except for liability for the breach of the Agreement if the breach occurred prior to its expiration.”

2.     GENERAL

2.1   Terms not defined in this Annex will have the meaning given to them in the Agreement.

2.2   Annex comes into force on the date when the Seller receives the resolution containing the approval of the General Meeting of Shareholders for extending the time for selling the Shares and the resolution of the Supervisory Board expressing positive opinion about the motion of the Management Board addressed to the General Meeting of Shareholder for granting the above approval. Annex will expire if the resolutions, referred to in the preceding sentence are not adopted until the end of 28 February 2013.

2.3   This Annex was made in two counterparts, in Polish, one for each Party.

On behalf of the Seller:

signature: /-/ [illegible signature]                        signature: /-/ [illegible signature]

name: Zbigniew Mazur                                    name: Sebastian Mikosz

On behalf of the Purchaser:

signature: /-/ [illegible signature]

name: Magdalena Kasiarz

[on a separate page]:

[on the left-hand side a rubber stamp]: “NOTARIAL OFFICE; Tadeusz Sojka – Notary; Roman Tokarczyk – notary; Civil Law Partnership. 39A Domaniewska Street, 02-672 Warsaw; Tel.: (22) 208-22-51, Fax: (22) 208-22-52; Tax Identification Number, NIP: 521-363-13-36; Business Statistical Number, REGON 146126200”

Notary’s register “Repertorium” A number  [handwritten]: “5227”/2013

I, Tadeusz Sojka, notary, with his Notarial Office in Warsaw at 39A Domaniewska Street, who came to the building at 39, 17 stycznia Street in Warsaw – certify that the above signatures on the attached document were subscribed in my presence with their own hands by:

1.  Sebastian Piotr Mikosz – known to me personally.

2. Zbigniew Mazur – known to me personally.

3. Magdalena Kasiarz – known to me personally.

The following fees were charged:

-  as notarial fee based on § 13 and 17 of the Ordinance of the Minister of Justice dated 28 June 2004 on Maximum Rates of Notarial Fee (Journal of Laws No. 148 item 1564 as amended): PLN 110;-

-  as tax on goods and services VAT pursuant to Article 41 of the Act on Tax on Goods and Services dated 11 March 2004 (Journal of Laws No. 54, item 535, as amended): PLN 25.30,-

Warsaw, dated 27 February 2013.

 [round seal with Polish national emblem inside and inscription around it]: “TADEUSZ SOJKA; NOTARY IN WARSAW”

[next to it on the right-hand a side rubber stamp]: “NOTARY; Tadeusz Sojka”

/-/ [illegible signature]

[document bound together with a string, on the page bindings as well as overleaf the last page the above described round seal of the notary with Polish national emblem inside with initials]